Exhibit 99.1

Recent Operating Results

We have presented below preliminary estimates of our cash and cash equivalents balance and our results of operations that we expect to report as of, and for the three months ended, September 30, 2013. We have provided ranges, rather than specific amounts, for these preliminary estimates primarily because we have not yet completed our quarterly closing procedures for the three months ended September 30, 2013. We currently expect that our final cash and cash equivalents balance and operating results will be within the ranges set forth below, but it is possible that our final cash and cash equivalents balance and operating results will not be within these ranges. These preliminary estimates for the three months ended September 30, 2013 are not necessarily indicative of any future period and should be read together with “Risk Factors,” “Cautionary Note Concerning Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Selected Consolidated Financial Data” and our financial statements and related notes included elsewhere in this prospectus.

We have prepared our preliminary estimates on the basis of currently available information. These preliminary estimates have been prepared by, and are the responsibility of, our management. Our independent registered public accounting firm, Ernst & Young LLP, has not audited or reviewed, and does not express an opinion with respect to, these estimates. This summary is not a comprehensive statement of our financial results for the three months ended September 30, 2013. Our actual results may differ materially from these estimates due to the completion of our quarterly closing procedures, final adjustments and other developments that may arise between now and the time the financial results for this period are finalized. We expect to complete our closing procedures with respect to the three months ended September 30, 2013 after this offering is consummated. Accordingly, our consolidated financial statements as of and for the three and nine months ended September 30, 2013 will not be available until after this offering is completed.

We estimate that our cash and cash equivalents balance as of September 30, 2013 will be between $67.5 million and $68.1 million. We believe that our existing cash and cash equivalents will enable us to fund our operating expenses and capital expenditure requirements through the first quarter of 2015. We believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will enable us to fund our operating expenses and capital expenditure requirements through at least the end of 2015. We believe that our available funds following this offering will be sufficient to enable us to obtain top-line data from our ongoing Phase 3 clinical trial of eravacycline for the treatment of cIAI and our planned Phase 3 clinical trial of eravacycline for the treatment of cUTI and to submit an NDA to the FDA for eravacycline. We expect that these funds will not, however, be sufficient to enable us to commercially launch eravacycline.

We estimate that our contract and grant revenue for the three months ended September 30, 2013 will be between $1.9 million and $2.5 million, a decrease of up to 25% from revenue of $2.5 million for the three months ended September 30, 2012. Any decrease in revenue for the three months ended September 30, 2013 is primarily due to the timing and scope of preclinical activities under our subcontract with respect to the NIAID Contract conducted during the period.

We estimate that our research and development expenses for the three months ended September 30, 2013 will be between $9.7 million and $10.3 million, an increase of between 120% and 133% from research and development expenses of $4.4 million for the three months ended September 30, 2012. The expected increase in research and development expenses for the three months ended September 30, 2013 is primarily related to an increase in costs associated with our Phase 3 clinical trial of eravacycline for the treatment of patients with cIAI, an increase in drug manufacturing costs for clinical supply associated with our ongoing clinical trials, as well as a $2.0 million milestone fee to Harvard that we incurred in connection with the dosing of the first patient in our Phase 3 clinical trial of eravacycline for the treatment of patients with cIAI during the three months ended September 30, 2013.

We estimate that our general and administrative expenses for the three months ended September 30, 2013 will be between $1.6 million and $2.2 million, an increase of between 57% and 116% from general and administrative expenses of $1.0 million for the three months ended September 30, 2012. The expected increase in general and administrative expenses for the three months ended September 30, 2013 is primarily due to an increase in audit, legal and insurance costs primarily due to being a public company and an increase in personnel-related costs.

We estimate that our net loss will be between $9.8 million and $10.4 million for the three months ended September 30, 2013, as compared to a net loss of $3.1 million for the three months ended September 30, 2012. The expected increase in net loss is primarily due to increased research and development costs associated with our eravacycline program.